Exhibit 23.4

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Registration Statement of Meritor, Inc. (“Meritor”) on Form S-3 of the references to me under the headings “Item 1. Business - Environmental Matters” and “Item 3. Legal Proceedings” in the Annual Report on Form 10-K of Meritor for the fiscal year ended September 30, 2020.

By	/s/ Hannah S. Lim-Johnson
Hannah S. Lim-Johnson
Senior Vice President, Chief Legal Officer
and Corporate Secretary of Meritor, Inc.

Date: November 13, 2020